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                                  EXHIBIT 9(d)

                            FUND ACCOUNTING AGREEMENT



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                            FUND ACCOUNTING AGREEMENT
                             As Amended and Restated
                                  May 12, 1995

         AGREEMENT made this 5th day of September, 1990, between the American Performance Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and BISYS Fund Services Ohio, Inc. (formerly, The Winsbury Service Corporation) ("BISYS"), a corporation organized under the laws of the State of Ohio having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229.

         WHEREAS, the Trust desires that BISYS perform certain fund accounting services for each investment fund of the Trust identified on Schedule A hereto (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AS FUND ACCOUNTANT. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                  (a) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection
         (b)(1) of the Rule;

                  (b) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection
         (b)(2)(i) of the Rule;

                  (c) Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

                  (d) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the Trust, and BISYS agrees to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly-constituted authorities or court process, or when requested by the Trust.




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         In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services daily for each
Fund:

                  (a) calculate the net asset value per Share;

                  (b) calculate the dividend and capital gain distribution, if any;

                  (c) calculate the yield;

                  (d) Provide the following reports:

                           (i)         a current security position report;

                           (ii) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each fund security in maturity date order); and

                           (iii) a current cash position report (including cash available from fund sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of fund purchases);

                  (e) Such other similar services with respect to a Fund as may be reasonably requested by the Trust.

         2. COMPENSATION. BISYS shall be entitled to receive a fee from each investment fund, calculated daily and paid monthly, at the annual rate of three one-hundredths of one percent (.03%) of average net assets between $0 and $150 million, two one-hundredths of one percent (.02%) of average net assets over $150 million but less than $250 million and one and one half one-hundredths of one percent (.015%) of average net assets equaling or exceeding $250 million.

         3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of September 5, 1990 (the "Effective Date").

         4. TERM. This Agreement shall become effective on September 5, 1990 and, unless earlier terminated by either party hereto as provided hereunder shall continue until December 31, 1998. This Agreement may be terminated as of December 31, 1996 by either party hereto providing written notice to the other party hereto by no later than November 1, 1996. Unless otherwise terminated as provided herein, on December 31, 1998, this Agreement shall be renewed automatically for a three year term and thereafter shall be automatically renewed for successive three year terms, unless in each case written notice not to renew is given by the non-renewing party at least sixty days prior to the expiration of the then current term. Compensation due BISYS and unpaid by the Trust upon such termination due to non-renewal shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the compensation


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described under Paragraph 2 hereof, the amount of all of BISYS's cash disbursements for services in connection with BISYS's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         5. STANDARD OF CARE; INDEMNIFICATION. BISYS shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misconduct or negligence. BISYS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         6. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         7. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party.

         8. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         9. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Seal                                     American Performance Funds

                                            By /s/ D. Ray M. Brewer
                                               ----------------------------
                                         Title:    Vice President
                                               ----------------------------

Seal                                     BISYS Fund Services Ohio, Inc.
                                         (formerly The Winsbury Service
                                         Corporation)

                                            By /s/ Stephen G. Mintos
                                               ----------------------------
                                         Title:    Exec. V.P.
                                               ----------------------------


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                               Amended Schedule A
                                     to the
                            Fund Accounting Agreement
                     between BISYS Fund Services Ohio, Inc.
                 (formerly the Winsbury Service Corporation) and
                           American Performance Funds
                      as amended and restated May 12, 1995

                                Name of the Fund
                                ----------------

                     American Performance U.S. Treasury Fund

                    American Performance Cash Management Fund

                         American Performance Bond Fund

                   American Performance Intermediate Bond Fund

              American Performance Intermediate Tax-Free Bond Fund

                        American Performance Equity Fund

                   American Performance Aggressive Growth Fund

                   American Performance Short-Term Income Fund

                       American Performance Balanced Fund

Seal                                      American Performance Funds

                                            By /s/ D. Ray M. Brewer
                                               -----------------------

                                          Date: May 12, 1995
                                               -----------------------

                                          BISYS Fund Services Ohio, Inc.

                                            By /s/ Stephen G. Mintos
                                               -----------------------

                                          Date: May 12, 1995
                                               -----------------------


                                       A-1